Exhibit 99.1

BlackRock to Acquire HPS Investment Partners to
Deliver Integrated Solutions Across Public and Private Markets

-	HPS Investment Partners is a leading global credit investment manager that provides creative capital solutions across $148 billion in client assets
-	This combination creates an integrated private credit franchise with ~$220 billion in client assets
-	Expected to increase private markets fee-paying AUM and management fees by 40% and ~35%, respectively
-	Transaction structured for leadership continuity and alignment with BlackRock’s shareholders, with proceeds paid in BlackRock equity
-	HPS leadership team will lead a new, combined business unit

NEW YORK – December 3, 2024 - BlackRock (NYSE: BLK) and HPS Investment Partners (“HPS”), a leading global credit investment manager with approximately $148 billion in client assets, have entered into a definitive agreement for BlackRock to acquire HPS for approximately $12 billion, with 100% of consideration paid in BlackRock equity. The equity is issued by a wholly-owned subsidiary of BlackRock (“SubCo Units”), and exchangeable on a one-for-one basis into BlackRock common stock.

The future of fixed income is building public and private portfolios to optimize liquidity, yield, and diversification. This transaction will bring together BlackRock’s strong corporate and asset owner relationships with HPS’s diversified origination and capital flexibility. The combined private credit franchise will work side-by-side with BlackRock’s $3 trillion public fixed income business to provide both public and private income solutions for clients across their whole portfolios.

“I am excited by what HPS and BlackRock can do together for our clients and look forward to welcoming Scott Kapnick, Scot French, and Michael Patterson, along with the entire HPS team, to BlackRock. We have always sought to position ourselves ahead of our clients’ needs. Together with the scale, capabilities, and expertise of the HPS team, BlackRock will deliver clients solutions that seamlessly blend public and private,” said Laurence D. Fink, BlackRock Chairman and CEO.

Durable global growth will require higher volumes of debt financing and markets are increasingly looking to private capital as an answer. The addition of HPS will position BlackRock to connect companies of all sizes, from small and medium-sized businesses to large corporations, with financing for investments that support economic growth and job creation.

Market forces, technology, and regulation are consistently moving financial activity to where it can be done most efficiently, making private credit a structural growth segment. BlackRock expects the private debt market will more than double to $4.5 trillion by 2030. The duration, returns, and yield characteristics of private credit match the needs of clients with long-dated capital, including insurance companies, pensions, sovereign wealth funds, wealth managers, and investors saving for retirement.

BlackRock and HPS will form a new private financing solutions business unit led by Scott Kapnick, Scot French, and Michael Patterson. This combined platform will have broad capabilities across senior and junior credit solutions, asset-based finance, real estate, private placements, and CLOs. To develop a full-service financing solution for alternative asset managers, the business will unite direct lending, fund finance, and BlackRock’s GP and LP solutions (fund of funds, GP/LP secondaries, co-investments). This combination creates an integrated solution for clients and borrowers across corporate and asset-based finance, investment and non-investment grade and private credit. As part of this transaction, Messrs. Kapnick, French, and Patterson will join BlackRock’s Global Executive Committee and Mr. Kapnick will be an observer to the BlackRock Board of Directors.

“Today marks an important milestone in our drive to become the world’s leading provider of private financing solutions. Our partnership with BlackRock will further strengthen our position in this fast growing but increasingly competitive market. The combination of HPS’s proven culture of investment discipline with BlackRock’s global reach will allow us to seize new opportunities for our investors and employees and set us up for continued success for the next decade and beyond. My partners and I are energized to work with Larry Fink and our new BlackRock colleagues,” said Scott Kapnick, HPS CEO.

Founded in 2007, HPS is a leading global credit investment manager with capabilities across the capital structure. HPS has continually demonstrated its ability to identify, structure, and execute compelling investments, and its extensive investing expertise coupled with the firm’s strong track record has fueled its growth into one of the largest independent private credit platforms. HPS’s differentiated origination platform, which spans non-sponsor and sponsor channels, underpinned by a scaled and flexible capital base, offers companies a wide range of bespoke financing solutions. The firm continues to be led by its founders and long-term Governing Partners Scott Kapnick, Michael Patterson, Scot French, Purnima Puri, Faith Rosenfeld, Paul Knollmeyer, and Kathy Choi.

Since BlackRock’s founding in 1988, the firm has grown its fixed income capabilities, and now serves clients through a $3 trillion platform across Fundamental Fixed Income, led by Rick Rieder, as well as Financial Institutions, Municipals, Systematic Fixed Income, Index Fixed Income, and iShares bond ETFs. BlackRock manages nearly $90 billion in private debt client assets across sponsor- and non-sponsor-led core middle market direct lending in U.S., European, and Asian markets, venture lending, investment grade private placements, and real estate debt, as well as dedicated private infrastructure debt.

This transaction will deepen BlackRock’s capabilities for insurance clients. BlackRock is a leading provider of solutions for insurers, which represent 100 Aladdin technology clients and $700 billion in assets under management at BlackRock. HPS is a leading independent provider of private credit for insurance clients. The addition of HPS will position BlackRock to be a full-service, fiduciary provider of public-private asset management and technology solutions for insurance clients.

Mr. Fink continued, “For over 35 years, BlackRock has grown and evolved alongside the capital markets. With GIP, and now HPS, we are expanding our private markets capabilities across our comprehensive global platform. Our Aladdin technology, including eFront, and soon Preqin, will make access to private markets simpler and more transparent. These capabilities, together with our global reach, deep relationships, and powerful technology, differentiate our ability to serve clients.”

Terms of the Transaction

Under the terms of the transaction, BlackRock will acquire 100% of the business and assets of HPS for total consideration of 12.1 million SubCo Units.

SubCo Units are exchangeable on a one-for-one basis into BlackRock common stock at the election of the holder, and will have equivalent dividend rights to BlackRock common stock.

A portion of the transaction consideration will be paid at closing, and a portion will be deferred approximately five years. Approximately 9.2 million SubCo Units will be paid at closing. Approximately 25% of the consideration, or 2.9 million SubCo Units, will be paid in approximately five years, subject to achievement of certain post-closing conditions. There is also potential for additional consideration to be earned of up to 1.6 million SubCo Units that is based on financial performance milestones measured and paid in approximately five years. Of the total deal consideration, up to $675 million in value will be used to fund an equity retention pool for HPS employees.

In aggregate, inclusive of all SubCo Units paid at closing, eligible to be paid in approximately five years, and potentially earned through achievement of financial performance milestones, the maximum amount of BlackRock common stock issuable upon exchange for SubCo Units would be approximately 13.7 million shares.

As part of closing the transaction, BlackRock expects to retire for cash, or refinance, approximately $400 million of existing HPS debt. The transaction is not expected to meaningfully change BlackRock’s leverage profile.

BlackRock is committed to being a good steward of shareholders’ capital. Its capital management strategy is to first invest for growth, and then return excess capital to shareholders through a combination of dividends and a consistent share repurchase program. Over the last ten years BlackRock has repurchased 29 million shares, at an average repurchase price of $498 per share, which represents a 15% annualized return for shareholders.

The deal is expected to increase private markets fee-paying AUM and management fees by 40% and approximately 35%, respectively, and be modestly accretive to BlackRock’s as-adjusted earnings per share in the first full year post-close.

The transaction is expected to close in mid-2025 subject to regulatory approvals and customary closing conditions.

Perella Weinberg Partners LP served as lead financial advisor to BlackRock. Morgan Stanley & Co. LLC also served as financial advisor, with Skadden, Arps, Slate, Meagher & Flom LLP and Clifford Chance LLP acting as legal counsel. J.P. Morgan Securities LLC served as lead financial advisor to HPS, with Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., BNP Paribas, and RBC Capital Markets acting as co-financial advisors and Fried, Frank, Harris, Shriver & Jacobson LLP serving as legal counsel.

Teleconference and Webcast Details

BlackRock will hold an investor call on Tuesday, December 3, 2024 at 8:00 a.m. ET to discuss the transaction.

Members of the public who are interested in participating in the teleconference should dial, from the United States, (313) 209-4906, or from outside the United States, (877) 502-9276, shortly before 8:00 a.m. ET and reference the BlackRock Conference Call (ID Number 6786819). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

The webcast will be available for replay by 11:00 a.m. ET on Tuesday, December 3, 2024. To access the replay of the webcast, please visit the investor relations section of www.blackrock.com.

An investor presentation with additional details about the transaction is also available on the “Events & Presentations” section of the investor relations website: https://ir.blackrock.com/news-and-events/events-and-presentations/

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

About HPS Investment Partners

HPS Investment Partners, LLC is a leading global, credit-focused alternative investment firm that seeks to provide creative capital solutions and generate attractive risk-adjusted returns for our clients. We manage various strategies across the capital structure, including privately negotiated senior debt; privately negotiated junior capital solutions in debt, preferred and equity formats; liquid credit including syndicated leveraged loans, collateralized loan obligations and high yield bonds; asset-based finance and real estate. The scale and breadth of our platform offers the flexibility to invest in companies large and small, through standard or customized solutions. At our core, we share a common thread of intellectual rigor and discipline that enables us to create value for our clients, who have entrusted us with approximately $148 billion of assets under management as of September 2024. For more information, please visit www.hpspartners.com.

Contacts

BlackRock Media Relations

Patrick Scanlan
212-810-3622
patrick.scanlan@blackrock.com

BlackRock Investor Relations

Caroline Rodda
212-810-3442
caroline.rodda@blackrock.com

HPS Investment Partners

Mike Geller / Josh Clarkson
646-818-9018 / 646-818-9259
mgeller@prosek.com / jclarkson@prosek.com

Forward Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations, including the anticipated timing, consummation and expected benefits of the proposed HPS Investment Partners (“HPS”) transaction and HPS’s projected financial performance. Forward looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Such information may include, among other things, projections and forecasts. There is no guarantee that any forecasts made will come to pass. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this press release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of recent or future acquisitions or divestitures, including the acquisitions of HPS (the “HPS Transaction”), Preqin (the “Preqin Transaction”) and Global Infrastructure Partners (together with the HPS Transaction and the Preqin Transaction, the “Transactions”); (7) BlackRock’s ability to integrate acquired businesses successfully, including the Transactions; (8) risks related to the HPS Transaction and the Preqin Transaction, including delays in the expected closing date of the HPS Transaction or the Preqin Transaction, the possibility that either or both of the HPS Transaction or the Preqin Transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the possibility that expected synergies and value creation from the HPS Transaction or the Preqin Transaction will not be realized, or will not be realized within the expected time period; and the risk of impacts to business and operational relationships related to disruptions from the HPS Transaction or the Preqin Transaction; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of artificial intelligence; (13) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to BlackRock’s reputation; (18) increasing focus from stakeholders regarding ESG matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (20) climate-related risks to BlackRock’s business, products, operations and clients; (21) the ability to attract, train and retain highly qualified and diverse professionals; (22) fluctuations in the carrying value of BlackRock’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of BlackRock; (24) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers of BlackRock to fulfill their obligations to BlackRock; (26) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds platform; (28) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions. BlackRock’s Annual Report on Form 10–K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward–looking statements. The information contained on BlackRock’s website is not a part of this press release, and therefore, is not incorporated herein by reference.

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes BlackRock’s ongoing operating results may be enhanced if investors have additional non–GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.